AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 13, 1999
                                                     REGISTRATION NO. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           BENCHMARK ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)

                 TEXAS                                    74-2211011
    (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                    Identification No.)

         3000 TECHNOLOGY DRIVE                               77515
            ANGLETON, TEXAS                               (Zip Code)
(Address of Principal Executive Offices)

                           BENCHMARK ELECTRONICS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plan)

                                DONALD E. NIGBOR
                                    PRESIDENT
                              3000 TECHNOLOGY DRIVE
                              ANGLETON, TEXAS 77515
                     (Name and address of agent for service)

                                  (409) 849-6550
           (Telephone number, including area code, of agent for service)

                                   Copies to:
                                JOHN R. BRANTLEY
                          BRACEWELL & PATTERSON, L.L.P.
                           SOUTH TOWER PENNZOIL PLACE
                        711 LOUISIANA STREET, SUITE 2900
                            HOUSTON, TEXAS 77002-2781

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                                        Proposed
                                        Proposed         Maximum     Amount of
 Title of Securities  Amount to be  Maximum Offering    Aggregate   registration
  to be Registered     Registered   Price Per Share  Offering Price     fee
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
    Common Stock,
 par value $.10 per
        share          500,000(1)      $31.47(2)     $15,375,000(2)    $8,749
Interests in the Plan      (3)            (3)              (3)           (3)
--------------------------------------------------------------------------------
(1) Pursuant to Rule 416, includes any additional shares issuable pursuant to the antidilution provisions of the plan.
(2) Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee based on the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on April 8, 1999, which was $31.47, for a total maximum offering price for such 500,000 shares of $15,735,000.
(3) Pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests in the Plan to be offered or sold pursuant to the Plan, such interests constituting separate securities required to be registered under the Securities Act of 1933, as amended, and not requiring a separate registration fee.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      The information required by Part I of Form S-8 (Items 1 and 2) is included in documents sent or given to participants in the Registrant's 1999 Employee Stock Purchase Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

      (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

      (2) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (1) above.

      (3) The description of the common stock of the Registrant, $0.10 par value per share (the "Common Stock"), contained in the Registrant's registration statement on Form 8-A dated May 5, 1990 filed with the Commission under
      Section 12(g) of the Exchange Act, as amended by the Registrant's Form 8-A filed December 11, 1998, as amended, and including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

      Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

TEXAS BUSINESS CORPORATION ACT

      Article 2.02-1.B of the Texas Business Corporation Act, as amended (the "TBCA"), grants to a corporation the power to indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director of the corporation against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred in connection therewith, only if it is determined that the person (1) conducted himself in good faith; (2) reasonably believed that (a) in the case of conduct in his official capacity as a director of the corporation, his conduct was in the corporation's best interests, and (b) in all other cases, his conduct was at least not opposed to the corporation's best interests; and
(3) in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. Article 2.02-1.C limits the allowable indemnification by providing that, except to the extent permitted by Article 2.02-1.E, a director may not be indemnified in respect of a proceeding in which the person was found liable (1) on the basis that he improperly received a personal benefit, whether or not the benefit resulted from an action taken in his official capacity, or (2) to the corporation. Article 2.02-1.E provides that if a director is found liable to the corporation or is found liable on the basis that he received a personal benefit, the permissible indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. Finally, Article 2.02-1.H provides that a corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in defense of the proceeding.

      With respect to the officers of a corporation, Article 2.02-1.O of the TBCA provides that a corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify and advance expenses to directors under Article 2.02-1. Further, Article 2.02-1.O provides that an officer of a corporation shall be indemnified as, and to the same extent, provided by Article 2.02-1.H for a director.

AMENDED AND RESTATED BYLAWS


      The Amended and Restated Bylaws of the Company make mandatory the indemnification of and advancement of expenses to its directors who become involved in indemnifiable legal proceedings, subject to their compliance with certain requirements imposed by Texas law.

INDEMNITY AGREEMENTS


      The Company has entered into Indemnity Agreements with its directors and officers pursuant to which the Company generally is obligated to indemnify its directors and officers to the full extent permitted by Texas law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8.  EXHIBITS

      The following exhibits are filed as part of this Registration Statement:

  4.1 - Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 33-46316) (the "Registration Statement")).
  4.2 - Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10K for fiscal the fiscal year ending December 31, 1998).
  4.3 - Amendment to the Restated Articles of Incorporation of the Company adopted by the shareholders of the Company on May 20, 1997 (incorporated by reference to Exhibit 3.2 of the Registration Statement).
  4.4 - Specimen form of certificate evidencing the Common Stock (incorporated herein by reference to Exhibit 4.3 to the Registration Statement).

  4.5 - Rights Agreement dated December 11, 1998 between the Company and Harris Trust Savings and Bank, as Rights Agent, together with the following exhibits thereto: Exhibit A - Form of Statement of Resolution Establishing Series A Cumulative Participating Preferred Stock of Benchmark Electronics, Inc.; Exhibit B - Form of Right Certificate; and Exhibit C - Summary of Rights to Purchase Preferred Stock of Benchmark Electronics, Inc. (incorporated by reference to Exhibit 1 to the Company's Form 8A filed December 11, 1998).

  4.6 - Summary of Rights to Purchase Preferred Stock of Benchmark Electronics, Inc. (incorporated herein by reference to Exhibit 3 to the Company's Form 8A/A filed December 22, 1998).

  5.1 - Opinion of Counsel.
 23.1 - Consent of KPMG LLP.
 23.2 - Consent of Bracewell & Patterson, L.L.P. (included in the Opinion filed as Exhibit 5.1 hereto).
 99.1 - Form of Benchmark Electronics, Inc. Employee Stock Purchase Plan.

ITEM 9.  UNDERTAKINGS

      (a)   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Angleton, State of Texas, on April 13, 1999.

                                          BENCHMARK ELECTRONICS, INC.

                                          By:/s/DONALD E. NIGBOR
                                                Donald E. Nigbor
                                                President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           NAME                                  POSITION                                DATE
  /S/ JOHN C. CUSTER                          Chairman of the                         APRIL 13, 1999
      John C. Custer                        Board of Directors


   /S/ DONALD E. NIGBOR                   Director and President                      APRIL 13, 1999
     Donald E. Nigbor                  (principal executive officer)


   /S/ STEVEN A. BARTON                   Director and Executive                       APRIL 13, 1999
     Steven A. Barton                         Vice President


   /S/ CARY T. FU                         Director and Executive                       APRIL 13, 1999
        Cary T. Fu                  Vice President (principal financial
                                          and accounting officer)

   /S/ PETER G. DORFLINGER                       Director                              APRIL 13, 1999
    Peter G. Dorflinger


   /S/ GERALD W. BODZY                           Director                              APRIL 13, 1999
      Gerald W. Bodzy


  /S/ DAVID H. ARNOLD                            Director
      David H. Arnold                                                                  APRIL 13, 1999

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION


   4.1 Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 33-46316) (the "Registration Statement")).

  4.2 Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10K for fiscal the fiscal year ending December 31, 1998).

  4.3 Amendment to the Restated Articles of Incorporation of the Company adopted by the shareholders of the Company on May 20, 1997 (incorporated by reference to Exhibit 3.2 of the Registration Statement).

  4.4 Specimen form of certificate evidencing the Common Stock (incorporated herein by reference to Exhibit 4.3 to the Registration Statement).

  4.5 Rights Agreement dated December 11, 1998 between the Company and Harris Trust Savings and Bank, as Rights Agent, together with the following exhibits thereto: Exhibit A - Form of Statement of Resolution Establishing Series A Cumulative Participating Preferred Stock of Benchmark Electronics, Inc.; Exhibit B - Form of Right Certificate; and Exhibit C - Summary of Rights to Purchase Preferred Stock of Benchmark Electronics, Inc. (incorporated by reference to
            Exhibit 1 to the Company's Form 8A filed December 11, 1998).

  4.6 Summary of Rights to Purchase Preferred Stock of Benchmark Electronics, Inc. (incorporated herein by reference to Exhibit 3 to the Company's Form 8A/A filed December 22, 1998).

  5.1 Opinion of Bracewell & Patterson, L.L.P. regarding the legality of the shares of Common Stock covered by this Registration Statement.

  23.1      Consent of KPMG LLP.

  23.2 Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5 hereto).

  99.1      Form of Benchmark Electronics, Inc. Employee Stock Purchase Plan.